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                                                                    Exhibit 21.1

                              List of Subsidiaries


Name                                                      State of Incorporation
----                                                      ----------------------
WGJ Deserts and Cafes, Inc.                                             New York

Batter-Bake Chatterley Inc.                                           New Jersey